PARLEX CORPORATION

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Herbert W. Pollack, Steven M. Millstein, and Jill Pollack Kutchin, and each of them, proxies with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of Parlex Corporation (the "Company") to be held on the eighth floor of the Shawmut Bank Building, One Federal Street, Boston, Massachusetts on Tuesday, December 5, 1995, at 9:30 a.m. and at any adjournment(s) thereof, all shares of Common Stock held of record in the name of the undersigned, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournment(s) thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO
SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED "FOR" THE NOMINEES PROPOSED FOR ELECTION AS DIRECTORS AS INDICATED IN THE PROXY STATEMENT.

        PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY
                        IN ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on this card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

__________________________________     ________________________________

__________________________________     ________________________________

__________________________________     ___________________________PRXCM

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

(1) to elect three Class 1 directors to hold office for a term expiring with the annual stockholders' meeting to be held in 1998 or until their successors are elected and qualified:

      Richard W. Hale, Lester Pollack and Benjamin M. Rabinovici

INSTRUCTIONS: To withhold authority to vote for a nominee, mark the "For All Except" box and strike a line through that nominees name.

           For [ ]      Withhold [ ]      For all Except [ ]

(2) in their discretion, to vote upon such other business as may properly come before the meeting.

RECORD DATE SHARES:

The undersigned hereby revokes any proxy previously given and acknowledges receipt of written notice of, and the statement for, the 1995 Annual Meeting of Stockholders and the 1995 Annual Report of the Company.

Mark box at right if comments or address change has been noted on the
reverse side of this card.   [ ]

Please be sure to sign and date this Proxy.       Date_______________

__________________________________     ______________________________
Shareholder sign here                  Co-owner sign here

DETACH CARD                                               DETACH CARD

                           PARLEX CORPORATION

Dear Stockholders:

Please take note of the important information enclosed with this Proxy Ballot. The issues related to the management of your company requires your immediate attention and approval. This is discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders on December 5, 1995.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Parlex Corporation